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                                                                    Exhibit 99.4

                          AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT (the "Amendment"), dated as of the 13th day of May, 2002, to the Rights Agreement (the "Rights Agreement"), dated June 30, 1997, as amended August 30, 2001, between BEI MEDICAL SYSTEMS COMPANY, INC. (f/k/a BEI Electronics, Inc.), a Delaware corporation (the "Company") and MELLON INVESTOR SERVICES LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (the "Rights Agent"), is being executed at the direction of the Company. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

     WHEREAS, the Company, Boston Scientific Corporation, a Delaware corporation ("Parent"), and Broadway Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things,
(i) Merger Sub will commence a tender offer within the meaning of the Securities Exchange Act of 1934, as amended, for all of the outstanding shares of common stock and preferred stock of the Company (the "Offer") and (ii) if the tender offer is consummated, Merger Sub will merge with and into the Company (the "Merger"), and the Company will survive as a wholly owned subsidiary of Parent;

     WHEREAS, on May 13, 2002, the Board of Directors of the Company resolved to amend the Rights Agreement to render the Rights inapplicable to the Offer, the Merger and the other transactions contemplated by the Merger Agreement, including, without limitation, the execution of, and the consummation of the transactions contemplated by, the Stockholder Agreements (and the irrevocable proxies attached thereto), dated as of May 13, 2002, between Parent and certain stockholders of the Company;

     WHEREAS, Section 27 of the Rights Agreement provides that the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has delivered to the Rights Agent a certificate signed by the Chief Executive Officer of the Company certifying that the proposed amendment of the Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties agree as follows:

     1. Section 1 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1:

     "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, neither Boston Scientific Corporation ("Parent"), Broadway Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), nor any of their Affiliates or Associates shall be deemed an Acquiring Person or an Interested Stockholder and none of the Distribution Date, Shares Acquisition Date or Transaction shall be deemed to occur, in each such case, in

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connection with or as a result of the approval, execution, delivery or performance of the Agreement and Plan of Merger dated as of May 13, 2002, including any amendment or supplement thereto (the "Merger Agreement"), among Parent, Merger Sub and the Company, or by the announcement, commencement or consummation of the Offer or the Merger (each as defined in the Merger Agreement) or the execution of the other documents or consummation of the other transactions contemplated by the Merger Agreement, including, without limitation, the execution of, and consummation of the transactions contemplated by, the Stockholder Agreements (and the irrevocable proxies attached thereto), dated as of May 13, 2002 between Parent and certain stockholders of the Company. No such event shall entitle or permit the holders of the Rights to exercise the Rights or otherwise affect the rights of the holders of Rights, including giving the holders of the Rights the right to acquire securities of any party to the Merger Agreement."

     2. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

     "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on June 30, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the acceptance for payment of shares of common stock in the Offer (as defined in Section 1 hereof)."

     3. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment and each of which shall be deemed an original.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


BEI MEDICAL SYSTEMS COMPANY, INC.       MELLON INVESTOR SERVICES, LLC
                                        as Rights Agent

By: /s/ Richard W. Turner               By: /s/ Thomas R. Watt
    ---------------------                   ---------------------
Name: Richard W. Turner                 Name: Thomas R. Watt
     --------------------                    --------------------
Title: President and CEO                Title: Vice President
      -------------------                     -------------------


                 SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT